Exhibit 5.2

43 West 43rd Street, Suite 130

New York, NY 10036-7424

Tel: (212) 859-5087

August 1, 2022

Graphex Group Limited

262 Gloucester Road

Causeway Bay

Hong Kong

RE:	Registration Statement on Form F-1 Registration No. 333-263330

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form F-1 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed by Graphex Group Limited, a Cayman Islands corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”).

The Registration Statement pertains to an underwritten offering and relates to the issuance and sale by the Company of American Depositary Shares (“ADS”), each ADS representing 20 ordinary shares of the Company, par value HK$0.01 per share (the “Shares”), including the right to purchase American Depositary Shares granted to the representative of the underwriters thereunder (the “Underwriter Overallotment Option”). We understand that the Shares and Underwriter Overallotment Option are to be sold, as described in the Registration Statement.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined the Registration Statement and the terms of Underwriter Overallotment Option set forth in the terms and conditions of the Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement, and have also examined and relied upon such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

WILSON WILLIAM LLC

Graphex Group Limited

August 1, 2022

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have also assumed that the Underwriting Agreement will be duly executed and delivered by the parties to such agreement, the Company receives the consideration set forth in the Underwriting Agreement on the closing date of the offering described in the Registration Statement, that upon any exercise of the Underwriter Overallotment Option, the Company will receive the cash consideration provided in the Underwriting Agreement. We are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Cayman Islands, Hong Kong or the Peoples Republic of China.

Based upon and subject to the foregoing, we are of the opinion that, when issued and sold in the manner described in the Registration Statement, the Underwriter Overallotment Option will be the valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

Very truly yours,

/s/ Wilson Williams LLC
Wilson Williams LLC